United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 9, 2005

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

1-9396
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01. Entry Into a Material Definitive Agreement.

(a) Credit Agreement

On March 9, 2005, Fidelity National Information Solutions, Inc. (“Solutions”) and Fidelity National Tax Service, Inc. (“Tax” and, together with Solutions, “Borrowers”), both direct subsidiaries of Fidelity National Information Services, Inc. (the “Services”) and indirect subsidiaries of Fidelity National Financial, Inc. (the “Company”), and Services, as the parent guarantor, entered into a Credit Agreement, dated as of March 9, 2005, with Bank of America, N.A. as Administrative Agent, Collateral Agent, Swing Line Lender, L/C Issuer and lender, and the other financial institutions party thereto (the “Credit Agreement”).

The Credit Agreement replaces Services’ $500 million Revolving Credit Agreement, dated as of November 8, 2004, among Services, as borrower, and Wachovia Bank, National Association, as Administrative Agent and Swing Line Lender, Bank of America, as Syndication Agent and the other financial institutions party thereto (the “Wachovia Credit Agreement”), which was terminated on March 9, 2005, prior to its scheduled expiration date of November 8, 2007. On the date of its termination, approximately $410,265,229 was outstanding under the Wachovia Credit Agreement and no early termination penalties were incurred by Services.

The Credit Agreement provides for a $800 million six-year term facility (“Term A Loans”), a $2.0 billion eight-year term facility (“Term B Loans”) and a $400 million revolving credit facility maturing on the sixth anniversary of the closing date. The term facilities were fully drawn on the closing date while the revolving credit facility was undrawn on the closing date. Services has provided an unconditional guarantee of the full and punctual payment of the Borrowers’ obligations under the Credit Agreement and related loan documents. Solutions and Tax have also unconditionally guaranteed the full and punctual payment of the obligations of each other thereunder. In addition, each of the domestic wholly-owned subsidiaries of Solutions (other than certain immaterial subsidiaries and Services’ regulated subsidiary) has provided an unconditional guarantee of the full and punctual payments of the obligations under the Credit Agreement and related loan documents.

Amounts under the revolving credit facility may be borrowed, repaid and reborrowed by the Borrowers from time to time until the maturity of the revolving credit facility. The term facilities are subject to quarterly amortization of principal in equal installments of 0.25% of the principal amount with the remaining balance payable at maturity. In addition to the scheduled amortization, and with certain exceptions, the term loans are subject to mandatory prepayment from excess cash flow, issuance of additional equity and debt and certain sales of assets. Voluntary prepayments of both the term loans and revolving loans and commitment reductions of the revolving credit facility under the Credit Agreement are permitted at any time without fee upon proper notice and subject to a minimum dollar requirement. Revolving credit borrowings and Term A Loans bear interest at a floating rate, which will be, at the Borrowers’ option, either the British Bankers Association LIBOR or a base rate plus, in both cases, an applicable margin, which is subject to adjustment based on the performance of the Borrowers. The Term B Loans bear interest at either the British Bankers Association LIBOR plus 1.75% per annum or, at the Borrowers’ option, a base rate plus 0.75% per annum.

(b) Grant of Stock Options

The following nonqualified stock options to acquire common stock of Fidelity National Information Services, Inc. (“Services”) were granted on March 9, 2005 under the Fidelity National Information Services, Inc. 2005 Stock Incentive Plan. The options were granted at an exercise price of $10.00 per share. The time based options will vest with respect to 1/16 of the total number of shares subject to the time-based option on the last day of each fiscal quarter, commencing on the last day of the first fiscal quarter following the date of grant, until fully vested. The performance based options will vest as follows, in the event of a Change in Control or after an Initial Public Offering (as each term is defined in the form of Option Agreement filed herewith as Exhibit 99.1), solely if one of the following targets (each, a “Target”) shall be met: (a) 50% of the total number of shares subject to the option shall vest if the “Equity Value” of a share of Services’ common stock equals at least $17.50 (subject to adjustment stock splits and the like), and (b) 100% of the total number of shares subject to the option will vest if the Equity Value of a share of Services’ common stock equals at least $20.00 (subject to adjustment for stock splits and the like), provided the optionee’s service with Services has not terminated prior to the applicable vesting date.

For purposes of this calculation, “Equity Value” shall be determined as follows: (i) in the event of a Change in Control, the Equity Value shall be determined at the time of the transaction constituting a Change in Control, and shall be equal to the aggregate amount of net proceeds (other than any taxes) of cash or readily marketable securities and the discounted expected value of any other deferred consideration (as determined by the Board of Services) received or to be received by the holders of common stock of Services in such transaction, divided by the number of outstanding shares (including all shares issuable upon exercise of in-the-money exercisable options) at the time of the Change in Control, and (ii) at any time after an Initial Public Offering, the Equity Value shall be measured using the average price of the common stock over a consecutive forty-five (45) day trading period, then the applicable Target shall be deemed to have been met

Each option grant was evidenced by an option agreement and a notice of option exercise substantially in the form attached hereto as Exhibit 99.1. The fore going does not constitute a complete summary of the terms of the option agreement and notice of exercise and reference is made to the complete text of this agreement, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Name	Title	Time Based	Performance Based
William P. Foley, II	Chairman and CEO	2,666,500	2,333,500
Ernest D. Smith	President LOS and IS	399,975	350,025
Hugh R. Harris	President FIS	399,975	350,025
Alan L. Stinson	Executive Vice President and Chief Financial Officer	373,310	326,690
Brent B. Bickett	Executive Vice President	373,310	326,690

Solutions and each of its subsidiaries that is a guarantor have granted the Administrative Agent a first priority (subject to certain exceptions) security interest in substantially all of their personal property, including shares of stock and other ownership interests. A mortgage lien was also granted by one of the subsidiaries of Solutions.

The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments and dispositions, limitations on restricted payments and capital expenditures, a minimum interest coverage ratio and a maximum senior secured leverage ratio. The Credit Agreement includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payments of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

Some of the lenders under the Credit Agreement have or may have had various relationships with the Company and its affiliates involving the provision of a variety of financial services, including cash management, investment banking, pension fund and equipment financing and leasing services, and the issuance of letters of credit and bank guarantees.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement and reference is made to the complete text of this agreement, which is filed as Exhibit 10.1 to this 8-K and incorporated herein by this reference.

(b) Amendment of Material Agreement

Effective March 9, 2005, the Company entered into a Third Amendment to Credit Agreement (the “Third Amendment to Credit Agreement”) amending that certain Credit Agreement dated as of November 4, 2003, among the Company, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, as amended by the First Amendment to Credit Agreement dated as of April 9, 2004, and by the Second Amendment to Credit Agreement dated as of October 29, 2004 (the “Second Amendment”). As a result of (i) the issuance of approximately 25% of the common equity interests of Services to Thomas H. Lee Partners, L.P., Texas Pacific Group, Evercore METC Capital Partners II, L.P., Banc of America Capital Investors, L.P. and certain of their affiliates, (ii) the payment of a dividend by Services to the Company in the amount of $2.7 billion, (iii) the execution and delivery of a credit agreement providing for term loans in the aggregate principal amounts of $2.8 billion and a revolving credit facility in the amount of $400 million among Services and certain subsidiaries of Services in favor of certain lenders and Bank of America, N.A., as agent, and (iv) the payment of a special $10 per share special dividend by the Company to the holders of the common stock of the Company (collectively, the “FIS Recapitalization Transaction”), certain amendments to the Credit Agreement contemplated by the Second Amendment which were to become effective at the times provided therein were no longer necessary or appropriate. Accordingly, the Third Amendment to Credit Agreement

Item 8.01 Other Events

On March 9, 2005, Services also completed the issuance of a 25% interest in its common stock to certain affiliates of Thomas H. Lee Partners, L.P., certain affiliates of Texas Pacific Group, Evercore METC Capital Partners II L.P. (“Evercore”) and Banc of America Capital Investors, L.P. (“BOFA”). The purchase price for the shares was $500 million. In connection with the sale, Services agreed to pay certain fees to and expenses of the investors, totaling approximately $41 million. At the closing, Evercore and BOFA also became parties to the Stockholders Agreement and Registration Rights Agreement, as previously described in and filed with our Form 8-K report filed December 29, 2004. However, neither of them will have any governance rights under the Stockholders Agreement. Services used a portion of the proceeds of the minority interest sale to repay all outstanding principal and interest under the Wachovia Credit Agreement.

The complete text of the Stockholders Agreement and the Registration Rights Agreement as executed at the closing are filed as Exhibits 99.2 and 99.3 hereto and incorporated herein by this reference.

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amended certain of the covenants and default provisions contained in the Credit Agreement to account for the FIS Recapitalization Transaction and to eliminate certain provisions that were to subsequently become effective pursuant to the Second Amendment, and to provide for the release of Services, Fidelity Information Services, Inc. and Solutions, from their respective obligations under the subsidiary guaranty of the Credit Agreement

The foregoing does not constitute a complete summary of the terms of the Third Amendment to Credit Agreement and reference is made to the complete text of this agreement, which is filed as Exhibit 10.2 to this 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	—	FNIS Credit Agreement

Exhibit 10.2	—	Third Amendment to FNF Credit Agreement

Exhibit 99.1	—	Form of FNIS Option Agreement

Exhibit 99.2	—	FNIS Stockholders Agreement

Exhibit 99.3	—	FNIS Registration Rights Agreement

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
Dated: March 15, 2005	By:	/s/ Alan L. Stinson
Alan L. Stinson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	FNIS Credit Agreement

10.2	Third Amendment to FNF Credit Agreement

99.1	Form of FNIS Option Agreement

99.2	FNIS Stockholders Agreement

99.3	FNIS Registration Rights Agreement